Unaudited Pro Forma Condensed Consolidated Financial Information

Brachytherapy Asset Disposition

On December 7, 2023, Isoray Medical, Inc. (“Isoray”), a wholly-owned subsidiary of Perspective Therapeutics, Inc. (“Perspective”) entered into an Asset Purchase Agreement by and among Isoray, Perspective, and GT Medical Technologies, Inc. (“GT Medical” or the “Purchaser”), pursuant to which Isoray agreed to sell, and the Purchaser agreed to purchase, Isoray’s commercial Cesium-131 brachytherapy business and certain related assets including inventory and intellectual property (the “Transaction”). The assets to be sold consisted primarily of customer and supplier lists, production line equipment, intellectual property associated with the brachytherapy business, computer equipment and software used in the brachytherapy business, and the assignment of the brachytherapy manufacturing facility lease in Richland, WA along with the assignment of vendor contracts. Isoray retained most liabilities that existed as of the closing date including environmental, warranty, taxes, accrued payroll and vacation, and accounts payable.

Isoray closed the Transaction on April 12, 2024 and Isoray received 279,516 shares of GT Medical’s common stock representing one-half percent (0.5%) of the fully diluted capital stock of GT Medical as of the closing, excluding Series C-1 warrants which, if exercised, will reduce Isoray's ownership to 0.44% of GT Medical's issued and outstanding capital stock on a fully diluted basis. Isoray has the right to receive certain cash royalty payments during each of the first four years beginning upon the closing date as follows:

•
Royalties on net sales of Cesium-131 brachytherapy seeds excluding net sales of GT Medical’s GammaTile therapy as follows: (a) three percent (3%) for net annual sales of $10 million or less, (b) four percent (4%) for net annual sales greater than $10 million and less than $15 million, and (c) five percent (5%) for net annual sales of $15 million or more.
•
Royalties of one-half percent (0.5%) on net sales of GT Medical’s GammaTile therapy utilizing Cesium-131 brachytherapy seeds.

Viewpoint Merger

As disclosed in previous filings, on February 3, 2023, Perspective acquired 100% of the issued and outstanding equity and voting shares of Viewpoint Molecular Targeting, Inc. (“Viewpoint”), in exchange for 136,545,075 shares of Perspective's common stock with a fair value of $54.6 million based on the closing market price of $0.40 per share on the acquisition date (the “Merger”). At the closing of the Merger, Perspective forgave the note receivable entered into in November 2022 and the associated accrued interest with Viewpoint that was included in note receivable. The total amount forgiven was $6.2 million, representing the $6.0 million loan and $0.2 million accrued interest. Perspective also assumed all of Viewpoint’s outstanding stock options and warrants as of the Merger date.

Overview of Pro Forma Condensed Consolidated Financial Information

The following unaudited pro forma condensed consolidated balance sheet as of December 31, 2023 assumes that the Transaction occurred as of December 31, 2023. The historical balance sheet of Perspective at December 31, 2023 includes the consolidated balance sheet of Viewpoint with all necessary adjustments as required by accounting principles generally accepted in the United States (“GAAP”) as the Merger was accounted for using the acquisition method as prescribed by GAAP.

The following unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2023, for the six-month transition period ended December 31, 2022, and for the fiscal year ended June 30, 2022 reflect Perspective’s results of operations as if the Transaction and Merger had occurred on July 1, 2021.

The unaudited pro forma condensed consolidated financial information should be read together with Perspective’s historical consolidated financial statements and accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in its Annual Report on Form 10-K for the year ended December 31, 2023 that was filed with the SEC on March 28, 2024.

The unaudited pro forma condensed consolidated financial statements are presented based on information currently available, are intended for informational purposes only, are not intended to represent what Perspective’s consolidated statements of operations and balance sheet actually would have been had the Transaction or the Merger occurred on the dates indicated above and do not reflect all actions that may be undertaken by Perspective after the closing of the Transaction. In addition, the unaudited pro forma condensed consolidated financial statements are not necessarily indicative of Perspective’s results of operations and financial position for any future period.

The “Historical Perspective Therapeutics” column in the unaudited pro forma condensed consolidated financial statements reflects Perspective’s historical condensed consolidated financial statements for the periods presented and does not reflect any adjustments related to the Transaction or the Merger except that the assets and liabilities related to the Transaction have been classified as assets held for sale for all periods presented in accordance Accounting Standards Codification 205-20, Presentation of Financial Statements – Discontinued Operations.

The information in the “Merger Pro Forma Adjustments” and the “Transaction Pro Forma Adjustments” columns in the unaudited pro forma condensed consolidated financial statements are based on available information and assumptions that Perspective management believes are reasonable, that reflect the impacts of events directly attributable to the Merger and the Transaction, respectively, that are factually supportable and, for purposes of the condensed consolidated statements of operations, are expected to have a continuing impact on Perspective. The pro forma adjustments may differ from those that have been or will be calculated to report the Cesium-131 brachytherapy asset sale as a discontinued operation in Perspective’s historical and future filings and do not reflect future events that may occur after the asset sale.

PERSPECTIVE THERAPEUTICS, INC.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of December 31, 2023

(In thousands, except per share data)

(unaudited)

	Historical Perspective Therapeutics	Transaction Pro Forma Adjustments	Notes	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$9,238	$-		$9,238
Accounts receivable, net	1,165	-	3(a)	1,165
Prepaid expenses and other current assets	1,133	-		1,133
Current assets held for sale - discontinued operations	5,301	(5,301)	3(b)	-

Total current assets	16,837	(5,301)		11,536

Non-current assets:
Property and equipment, net	5,576	-		5,576
Right of use asset, net	747	-		747
Restricted cash	182	-		182
Intangible assets, net	50,000	-		50,000
Goodwill	24,062	-		24,062
Other assets, net	487	229	3(c)	716

Total assets	$97,891	$(5,072)		$92,819

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$6,107	$-		$6,107
Lease liability	46	-		46
Accrued protocol expense	322	-		322
Accrued radioactive waste disposal	480	-		480
Accrued payroll and related taxes	3,128	-		3,128
Accrued vacation	460	-		460
Notes payable, current	49	-		49
Current liabilities of discontinued operations	5,072	(5,072)	3(b)	-

Total current liabilities	15,664	(5,072)		10,592

Non-current liabilities:
Lease liability, non-current	780	-		780
Note payable	1,676	-		1,676
Deferred tax liability	4,592	-		4,592

Total liabilities	22,712	(5,072)		17,640

Commitments and contingencies

Stockholders' equity:
Preferred stock	-	-		-
Common stock	282	-		282
Additional paid-in capital	227,337	-		227,337
Accumulated deficit	(152,440)	-		(152,440)

Total stockholders' equity	75,179	-		75,179

Total liabilities and stockholders' equity	$97,891	$(5,072)		$92,819

PERSPECTIVE THERAPEUTICS, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2023

(In thousands, except per share data)

(unaudited)

	Historical Perspective Therapeutics	Historical Viewpoint (1/1/2023 to 2/3/2023)	Merger Pro Forma Adjustments	Notes	Transaction Pro Forma Adjustments	Notes	Pro Forma Combined

Grant revenue	$1,434	$84	$-		$-		$1,518
Gross profit	1,434	84	-		-		1,518

Operating expenses:
Research and development	21,311	692	-		-		22,003
General and administrative	21,064	5,627	(9,479)	4(a)	-		17,212
Loss on disposal of property and equipment	-	-	-		-		-
Loss on impairment of intangible asset	-	-	-		-		-
Total operating expenses	42,375	6,319	(9,479)		-		39,215

Operating loss	(40,941)	(6,235)	9,479		-		(37,697)

Non-operating income (expense):
Interest income	934	2	-		-		936
Interest expense	(84)	(494)	354	4(c)	-		(224)
Extinguishment of debt	-	(21)	-		-		(21)
Other income	2	-	-		-		2
Equity in loss of affiliate	(17)	-	-		-		(17)
Non-operating income, net	835	(513)	354		-		676

Net loss from continuing operations	(40,106)	(6,748)	9,833		-		(37,021)
Net loss from discontinued operations	(9,053)	-	-		9,053	3(d)	-
Net loss before income taxes	(49,159)	(6,748)	9,833		9,053		(37,021)

Deferred income tax benefit	2,651	-	(2,651)		-		-

Net loss	$(46,508)	$(6,748)	$7,182		$9,053		$(37,021)

Basic and diluted loss per share:
Loss from continuing operations	$(0.14)						$(0.14)
Loss from discontinued operations	(0.03)						-
Basic and diluted loss per share	$(0.17)						$(0.14)

Weighted average shares used in computing net loss per share:
Basic and diluted	267,643						267,643

PERSPECTIVE THERAPEUTICS, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Six-Months Ended December 31, 2022

(In thousands, except per share data)

(unaudited)

	Historical Perspective Therapeutics	Historical Viewpoint	Merger Pro Forma Adjustments	Notes	Transaction Pro Forma Adjustments	Notes	Pro Forma Combined

Grant revenue	$-	$783	$-		$-		$783
Gross profit	-	783	-		-		783

Operating expenses:
Research and development	468	6,066	-		-		6,534
General and administrative	4,848	3,621	(1,308)	4(a)	-		7,161
Loss on disposal of property and equipment	305	-	-		-		305
Loss on impairment of intangible asset	-	-	-		-		-
Total operating expenses	5,621	9,687	(1,308)		-		14,000

Operating loss	(5,621)	(8,904)	1,308		-		(13,217)

Non-operating income (expense):
Interest income	561	8	(109)	4(b)	-		460
Interest expense	-	(523)	265	4(b),4(c)	-		(258)
Extinguishment of debt	-	(318)	318	4(d)	-		-
Other income	-	23	-		-		23
Equity in loss of affiliate	-	-	-		-		-
Non-operating income, net	561	(810)	474		-		225

Net loss from continuing operations	(5,060)	(9,714)	1,782		-		(12,992)
Net loss from discontinued operations	(2,275)	-	-		2,275	3(d)	-
Net loss before income taxes	(7,335)	(9,714)	1,782		2,275		(12,992)

Deferred income tax benefit	-	-	-		-		-

Net loss	$(7,335)	$(9,714)	$1,782		$2,275		$(12,992)

Basic and diluted loss per share:
Loss from continuing operations	$(0.04)						$(0.05)
Loss from discontinued operations	(0.01)						-
Basic and diluted loss per share	$(0.05)			4(e)			$(0.05)

Weighted average shares used in computing net loss per share:
Basic and diluted	142,103			4(e)			278,648

PERSPECTIVE THERAPEUTICS, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year-Ended June 30, 2022

(In thousands, except per share data)

(unaudited)

	Historical Perspective Therapeutics	Historical Viewpoint	Merger Pro Forma Adjustments	Notes	Transaction Pro Forma Adjustments	Notes	Pro Forma Combined

Grant revenue	$-	$2,013	$-		$-		$2,013
Gross profit	-	2,013	-		-		2,013

Operating expenses:
Research and development	850	6,731	-		-		7,581
General and administrative	5,569	7,454	10,787	4(a)	-		23,810
Loss on disposal of property and equipment	-	-	-		-		-
Loss on impairment of intangible asset	-	249	-		-		249
Total operating expenses	6,419	14,434	10,787		-		31,640

Operating loss	(6,419)	(12,421)	(10,787)		-		(29,627)

Non-operating income (expense):
Interest income	119	14	-		-		133
Interest expense	-	(84)	78	4(c)	-		(6)
Extinguishment of debt	-	-	-		-		-
Other income	-	1	-		-		1
Equity in loss of affiliate	-	-	-		-		-
Non-operating income, net	119	(69)	78		-		128

Net loss from continuing operations	(6,300)	(12,490)	(10,709)		-		(29,499)
Net loss from discontinued operations	(972)	-	-		972	3(d)	-
Net loss before income taxes	(7,272)	(12,490)	(10,709)		972		(29,499)

Deferred income tax benefit	-	-	2,651		-		2,651

Net loss	$(7,272)	$(12,490)	$(8,058)		$972		$(26,848)

Basic and diluted loss per share:
Loss from continuing operations	$(0.04)						$(0.10)
Loss from discontinued operations	(0.01)						-
Basic and diluted loss per share	$(0.05)			4(e)			$(0.10)

Weighted average shares used in computing net loss per share:
Basic and diluted	141,987			4(e)			278,532

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

1.
Background

On December 7, 2023, Isoray entered into a definitive Asset Purchase Agreement (“GT Medical APA”) to sell substantially all of the assets related to Isoray’s commercial Cesium-131 business (the “Business”) including certain equipment, certain contracts, inventory, and intellectual property to GT Medical Technologies, Inc. (“GT Medical”). Isoray retained most liabilities that existed as of the closing date including environmental, warranty, taxes, accrued payroll and vacation, and accounts payable.

Isoray closed the Transaction on April 12, 2024 and Isoray received 279,516 shares of GT Medical’s common stock representing one-half percent (0.5%) of the fully diluted capital stock of GT Medical as of the closing, excluding Series C-1 warrants which, if exercised, will reduce Isoray's ownership to 0.44% of GT Medical's issued and outstanding capital stock on a fully diluted basis. Isoray has the right to receive certain cash royalty payments during each of the first four years beginning upon the closing date as follows:

•
Royalties on net sales of Cesium-131 brachytherapy seeds excluding net sales of GT Medical’s GammaTile therapy as follows: (a) three percent (3%) for net annual sales of $10 million or less, (b) four percent (4%) for net annual sales greater than $10 million and less than $15 million, and (c) five percent (5%) for net annual sales of $15 million or more.
•
Royalties of one-half percent (0.5%) on net sales of GT Medical’s GammaTile therapy utilizing Cesium-131 brachytherapy seeds.

On February 3, 2023, Perspective acquired 100% of the issued and outstanding equity and voting shares of Viewpoint, in exchange for 136,545,075 shares of Perspective's common stock with a fair value of $54.6 million based on the closing market price of $0.40 per share on the acquisition date (the “Merger”). At the closing of the Merger, Perspective forgave the note receivable entered into in November 2022 and the associated accrued interest with Viewpoint that was included in note receivable. The total amount forgiven was $6.2 million, representing the $6.0 million loan and $0.2 million accrued interest. Perspective also assumed all of Viewpoint’s outstanding stock options and warrants as of the Merger date.

2.
Basis of Presentation

The accompanying unaudited pro forma condensed combined financial information and related notes were prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023, the six months ended December 31, 2022, and the year ended June 30, 2022 combines the historical consolidated statement of operations of Perspective and the historical statements of operations of Viewpoint, giving effect to the transaction as if it had been completed on July 1, 2021. The accompanying unaudited pro forma condensed combined balance sheet as of December 31, 2022 combines the historical consolidated balance sheet of Perspective and the historical combined balance sheet of Viewpoint, giving effect to the transaction as if it had been completed on December 31, 2022. Perspective previously had a fiscal year end of June 30 and Viewpoint has a fiscal year end of December 31. On February 6, 2023, Perspective announced the Board had approved a change in the fiscal year end from June 30 to December 31. Perspective filed a Form 10-KT reflecting this change on May 1, 2023.

The unaudited pro forma condensed combined financial statements do not include any additional charges related to restructuring or other integration activities resulting from the transaction, the timing, nature, and amount of which management cannot currently identify, and thus, such charges are not reflected in the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial information and explanatory notes have been prepared to illustrate the effects of the transaction involving Perspective and Viewpoint under the acquisition method of accounting with Perspective as the acquirer. The unaudited pro forma condensed combined financial information is presented for informational purposes only and does not necessarily indicate the financial results of the combined company had the companies been combined at the beginning of the period presented, nor does it necessarily indicate the results of operations in future periods or the future financial position of the combined company. Under the acquisition method of accounting, the assets and liabilities of Viewpoint, as of the acquisition date, were recorded by Perspective at their respective fair values and the excess of the purchase consideration over the fair value of Viewpoint’s net assets was allocated to goodwill.

3.
Cesium-131 Brachytherapy Divestiture — Transaction Pro Forma Adjustments

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2023 and the unaudited pro forma consolidated statements of operations for the year ended December 31, 2023, the six-month transition period ended December 31, 2022, and the fiscal year ended June 30, 2022, include the following adjustments:

(a)
Isoray retains any accounts receivables, net associated with the brachytherapy division as of the date of closing and any payments on the accounts receivable, net will be for the benefit of Perspective. If the accounts receivables had been sold as part of the Transaction it would have reduced the accounts receivable, net balance by $1.2 million.
(b)
Represents the elimination of the brachytherapy assets, liabilities, and the related loss recognized upon the classification as held for sale. In accordance with ASC 205-20, Presentation of Financial Statements – Discontinued Operations (“ASC 205-20”), Perspective classified the assets and liabilities of the brachytherapy business as assets and liabilities held for sale in its 2023 Form 10-K filed with the SEC on March 28, 2024. The following table presents the major classes of assets and liabilities of discontinued operations of the brachytherapy business reported in the consolidated balance sheets. For December 31, 2023, all assets and liabilities are classified as “current,” given the anticipated closing of the transaction in the first half of 2024.

(in thousands)	December 31, 2023	December 31, 2022
Assets held for sale of discontinued operations, current
Inventory	$3,148	$1,409
Prepaid expenses and other current assets	169	134
Property and equipment, net	1,263	-
Right of use asset, net	676	-
Other assets, net	45	-
Total current assets held for sale of discontinued operations	$5,301	$1,543

Assets held for sale of discontinued operations, non-current
Property and equipment, net	$-	$1,313
Right of use asset, net	-	378
Inventory, non-current	-	2,396
Other assets, net	-	61
Total non-current assets of discontinued operations	$-	$4,148

Liabilities of discontinued operations, current
Lease liability	$677	$276
Asset retirement obligation	225	-
Loss recognized on classification as held for sale	4,170	-
Total current liabilities of discontinued operations	$5,072	$276

Liabilities of discontinued operations, non-current
Lease liability, non-current	$-	$116
Asset retirement obligation	-	215
Total non-current liabilities of discontinued operations	$-	$331

(c)
Represents the 279,516 shares of common stock of GT Medical that Perspective received as consideration for the transaction. The fair value of the stock to be received was estimated as of the closing date based on information provided to Perspective by GT Medical from a current valuation study that was prepared for them.
(d)
Represents the elimination of the revenues and expenses related to the divested Business. In accordance with ASC 205-20, Perspective classified the revenues and expenses of the Business as discontinued operations in its 2023 Form 10-K filed with the SEC on March 28, 2024. The following table presents the components of discontinued operations in relation to the Business reported in the consolidated statements of operations:

	Year ended December 31, 2023	Six months ended December 31, 2022	Year ended June 30, 2022

Sales, net	$6,936	$3,552	$10,795
Cost of sales	6,473	2,735	6,179
Gross profit	463	817	4,616

Operating expenses:
Research and development	1,015	833	1,732
Sales and marketing	2,989	1,614	2,804
General and administrative	1,342	645	1,052
Total operating expenses	5,346	3,092	5,588

Net loss from discontinued operations	(4,883)	(2,275)	(972)
Loss recognized on classification as held for sale	(4,170)	-	-
Total loss from discontinued operations	$(9,053)	$(2,275)	$(972)

Perspective determined the loss recognized on classification as held for sale by identifying the assets and liabilities that are included in the GT Medical APA and are included in the table above. Additionally, the loss recognized on classification as held for sale was determined using the estimated fair value of the GT Medical stock of $229 thousand to be received less than the carrying value of the net assets to be sold. The fair value of the stock to be received was determined based on information provided to Perspective by GT Medical from a current valuation study that was prepared for them. Excluded from the calculation of the loss are contingent royalties that could be received from future sales.

Certain amounts included in the consolidated statement of cash flows related to the discontinued operations and are as follows:

	Year ended December 31,	Six months ended December 31,	Year ended June 30,
	2023	2022	2022

Depreciation	$232	$109	$204
Amortization	33	17	34
Write-off of inventory associated with discontinued product	298	-	-
Share-based compensation	595	176	312
Additions to property and equipment	283	142	246

For the year ended December 31, 2023, the transition period ended December 31, 2022, and the year ended June 30, 2022, there was no provision (benefit) for income taxes recorded related to the discontinued operations. Additionally, Perspective is in loss position and has recorded a full valuation allowance for the deferred tax assets associated with the discontinued operations.

4.
Merger with Viewpoint Molecular Targeting, Inc. – Merger Pro Forma Adjustments

The merger pro forma adjustments were originally reported on Perspective’s Form 8-K/A filed on April 21, 2023. The pro forma adjustments are based on management’s current estimates and assumptions that are subject to change. The historical balance sheet of Perspective at December 31, 2023 includes the consolidated balance sheet of Viewpoint with all necessary adjustments as required by accounting principles generally accepted in the United States (“GAAP”) as the Merger was accounted for using the acquisition method as prescribed by GAAP. The following adjustments have been reflected in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023, six months ended December 31, 2022 and for the 12 months ended June 30, 2022:

(a)
Represents an adjustment to remove $9.5 million and $1.3 million of transaction costs for the year ended December 31, 2023 and the six months ended December 31, 2022, respectively, related to the merger transaction in general and administrative. For the 12 months ended June 30, 2022, represents an adjustment to recognize the $10.8 million ($9.5 million from the year ended December 31, 2023 and $1.3 million from the six months ended December 31, 2022) of transaction costs related to the merger transaction that were incurred by Perspective or Viewpoint. These costs are non-recurring and are not expected to have a continuing impact on the combined company’s operating results in future periods.
(b)
Represents the elimination of interest income and interest expense of the promissory note from Perspective to Viewpoint. Perspective had recorded $109 thousand of interest income and Viewpoint had recorded $109 thousand of interest expense for the six months ended December 31, 2022. The promissory note was entered into on November 22, 2022.
(c)
Represents the elimination of Viewpoint’s interest expense of $354 thousand, $156 thousand and $78 thousand on convertible notes including accretion on the convertible notes for the period from January 1, 2023 to February 3, 2023, the six months ended December 31, 2022, and the 12 months ended June 30, 2022, respectively.
(d)
Represents the elimination of Viewpoint’s extinguishment of debt relating to the convertible notes that was recorded in August 2022.
(e)
The following table summarizes the computation of the unaudited pro forma combined weighted average shares outstanding for the six months ended December 31, 2022 and the year ended June 30, 2022:

(in thousands except per share data)	Six Months Ended December 31, 2022	Year Ended June 30, 2022
Pro forma basic and diluted weighted average shares
Historical Perspective Therapeutics weighted average shares outstanding	142,103	141,987
Shares of Perspective Therapeutics common stock issued to Viewpoint stockholders pursuant to the purchase agreement	136,545	136,545
Pro forma weighted average shares - basic and diluted (1)	278,648	278,532
Pro forma basic and diluted net loss per share
Pro forma net loss	$(12,357)	$(20,296)
Pro forma weighted average shares - basic and diluted (1)	278,648	278,532
Pro forma basic and diluted net loss per share	$(0.04)	$(0.07)

(1) Because the combined entity is in a net loss position, any additional shares included in the denominator of the diluted earnings per share calculation would have had an anti-dilutive effect. Therefore, weighted average shares outstanding is equal for both basic and diluted earnings per share.